Exhibit 99.3

JAMBA JUICE COMPANY AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(In thousands)

	October 17, 2006	June 27, 2006
ASSETS
Current assets:
Cash and cash equivalents	$2,145	$1,262
Receivables, net of allowances of $95 and $89, respectively	1,761	2,050
Inventories	2,588	2,647
Deferred income taxes	5,909	5,909
Prepaid rent	1,088	2,295
Prepaid expenses and other current assets	2,380	719

Total current assets	15,871	14,882
Property, fixtures and equipment – net	79,766	77,272
Goodwill	2,663	2,663
Other intangible assets – net	256	289
Deferred income taxes	8,321	8,321
Other long-term assets	2,763	2,675

Total assets	$109,640	$106,102

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,142	$9,737
Accrued compensation and benefits	8,352	8,682
Workers’ compensation and health self-insurance reserves	3,840	3,669
Accrued store value cards	17,150	15,929
Line of credit note payable	10,400	10,800
Current portion of litigation settlement payable	672	1,120
Other accrued expenses	8,732	7,622

Total current liabilities	56,288	57,559
Deferred franchise revenue	481	432
Deferred rent and other long-term liabilities	11,411	10,810

Total liabilities	68,180	68,801

Commitments and contingencies	—	—
Convertible redeemable preferred stock:
No par value – 30,000,000 shares authorized. Redemption value at October 17, 2006 and June 27, 2006 is $52,162: shares issued and outstanding at October 17, 2006 and June 27, 2006: Series A, 3,000,000; Series B, 2,250,053; Series C, 7,415,206; Series D, 9,998,905; Series E, 2,482,726. Liquidation preference: $62,094	52,162	52,162
Common stockholders’ deficit:
Common stock, no par value – 50,000,000 shares authorized; 10,934,994 and 10,783,220 shares issued and outstanding	—	—
Additional paid-in-capital	12,653	12,255
Accumulated deficit	(23,355)	(27,116)

Total common stockholders’ deficit	(10,702)	(14,861)

Total liabilities and stockholders’ deficit	$109,640	$106,102

JAMBA JUICE COMPANY AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(In thousands)

	Sixteen Weeks Ended
	October 17, 2006	October 18, 2005
Revenue:
Company stores	$91,571	$82,046
Franchise and other revenue	3,676	2,782

Total revenue	95,247	84,828
Operating expenses:
Cost of sales and occupancy costs	32,723	28,154
Store operating expense	35,870	32,267
Other operating expense	1,579	1,428
Depreciation and amortization	4,330	3,905
General and administrative expense	11,172	9,403
Store pre-opening expense	677	737
Franchise support expense	1,313	427
Loss on asset impairment, store closures and disposals	760	126

Total operating expenses	88,424	76,447

Income from operations	6,823	8,381
Interest expense – net	186	279

Income before income taxes	6,637	8,102
Income tax expense	2,876	3,188

Net income	$3,761	$4,914

JAMBA JUICE COMPANY AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(In thousands)

	Sixteen Weeks Ended
	October 17, 2006	October 18, 2005
Cash provided by operating activities:
Net income	$3,761	$4,914
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,330	3,905
Loss on asset impairment, store closures and disposals	760	126
Stock-based compensation	83	—
Deferred rent and other	601	(302)
Changes in operating assets and liabilities:
Receivables, net of allowance	289	630
Inventories	59	35
Prepaid expenses and other current assets	(454)	1,745
Other long-term assets	(96)	94
Accounts payable	(1,101)	(2,349)
Accrued compensation and benefits	(159)	(438)
Accrued store value cards	1,221	(9)
Litigation settlement payable	(448)	(623)
Accrued expenses and other liabilities	1,110	3,331
Deferred franchise revenue	49	(25)

Cash provided by operating activities	10,005	11,034

Cash used for investing activities:
Capital expenditures	(9,045)	(6,625)
Investment in affiliates	8	—

Cash used for investing activities	(9,037)	(6,625)

Cash provided by (used for) financing activities:
Proceeds from exercise of stock options and other	315	92
Borrowings on debt facility	12,750	13,700
Payments on debt facility	(13,150)	(16,700)

Cash used for financing activities	(85)	(2,908)

Net increase in cash and equivalents	883	1,501
Cash and equivalents at beginning of period	1,262	1,368

Cash and equivalents at end of period	$2,145	$2,869

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$221	$318
Income taxes paid	3,421	4

JAMBA JUICE COMPANY AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	BASIS OF PRESENTATION AND SUMMARY OF CERTAIN SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information — The condensed consolidated balance sheet as of October 17, 2006, the interim condensed consolidated statements of income and cash flows for each of the 16 weeks ended October 17, 2006 and October 18, 2005 have been prepared by Jamba Juice Company (“Company”), without audit and have been prepared on the same basis as the Company’s audited financial statements. In the opinion of management, such statements include all adjustments (which include only normal recurring adjustments) considered necessary to present fairly the financial position at October 17, 2006, and the results of operations and cash flows for the 16 weeks ended October 17, 2006 and October 18, 2005. The condensed consolidated balance sheet as of June 27, 2006 has been derived from the Company’s audited consolidated financial statements. Operating results for the 16 weeks ended October 17, 2006 are not necessarily indicative of the results that may be expected for the year ending June 26, 2007 (“fiscal 2007”).

Certain information and disclosures normally included in the notes to annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been omitted from these interim financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, these interim financial statements should be read in conjunction with the Company’s financial statements for the year ended June 27, 2006, which include additional disclosures, including the Company’s significant accounting policies.

Comprehensive Income  —  Comprehensive income is defined as the change in equity during a period from transactions and other events, excluding changes resulting from investments from owners and distributions to owners. Comprehensive income equals net income for the 16 weeks ended October 17, 2006 and October 18, 2005.

Employee Stock Options  —  Prior to June 28, 2006, the Company accounted for employee stock options in accordance with the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” Under APB Opinion No. 25, the Company did not recognize compensation expense related to employee stock options, as options were not granted below market price on the grant date. SFAS No. 123, “Accounting for Stock-Based Compensation,” requires the recognition of compensation expense based on the fair value of options on the grant date, but allows companies to continue applying APB Opinion No. 25 if certain pro forma disclosures are made assuming hypothetical fair value method application.

Effective June 28, 2006, the Company adopted the provisions of Statement of Financial Accounting Standard No. 123R, “Share-Based Payment” (“SFAS No. 123R”), using the prospective transition method. Under this transition method, compensation cost is recorded for awards issued, modified, repurchased or canceled after June 27, 2006.

In accordance with SFAS No. 123R, the Company will continue to account for any portion of awards outstanding at the date of the initial application using the accounting principles originally applied to those awards.

See Note 4 for further information regarding the Company’s stock-based compensation assumptions and expenses.

Recent Accounting Pronouncements

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”). This Interpretation prescribes a consistent recognition threshold and measurement standard, as well as clear criteria for subsequently recognizing,

JAMBA JUICE COMPANY AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

derecognizing and measuring tax positions for financial statement purposes. The Interpretation also requires expanded disclosure with respect to uncertainties as they relate to income tax assets and liabilities. FIN 48 is effective for fiscal years beginning after December 15, 2006, and must therefore be adopted by the Company no later than its first quarter in the fiscal year ending June 30, 2008. Management is currently evaluating the impact of adopting FIN 48. The cumulative effect of the interpretation’s adoption will be an adjustment to beginning retained earnings in the year of adoption.

In June 2006, the FASB ratified the consensuses reached by the Emerging Issues Task Force (“EITF”) in Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement (That is, Gross Versus Net Presentation)”. Issue No. 06-3 requires disclosure of an entity’s accounting policy regarding the presentation of taxes assessed by a governmental authority that are directly imposed on a revenue-producing transaction between a seller and a customer including sales, use, value added and some excise taxes. The Company presents such taxes on a net basis (excluded from revenue). We do not expect the adoption of Issue No. 06-3, which is effective for interim and annual reporting periods beginning after December 15, 2006, to have a material effect on our financial position, cash flows or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently assessing the impact of SFAS No. 157 on its financial statements.

2.	ASSET IMPAIRMENT, STORE CLOSURES, AND DISPOSALS

Loss on asset impairment, store closures and disposals of fixed assets consisted of the following (in thousands):

	October 17, 2006	October 18, 2005
Asset impairment	$182	$—
Loss on store closures	24	4
Loss on disposal of other assets	554	122

Total	$760	$126

The following is a reconciliation of the store closure accrual (in thousands):

Balance at June 30, 2006	$543
Provision for estimated net future cash flows of closed stores(1) and buyout costs	—

Balance at October 17, 2006	$543

(1)	Estimated net future cash flows represent future minimum lease payments and related ancillary costs from the date of the closure to the end of the remaining lease term, net of estimated cost recoveries that may be achieved through subletting properties or through favorable lease terminations.

3.	REVOLVING LOAN AND NOTES PAYABLE

The Company has a revolving line of credit (the “Line”) for maximum borrowings of up to $35 million or 1.5 times trailing EBITDA as defined by the agreement for the Line which expires in December 2007. Borrowings on the Line are used for general working capital, capital expenditures and

JAMBA JUICE COMPANY AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

acquisitions. Borrowings bear interest at either the London InterBank Offering Rate (LIBOR) plus a margin of 2.00% to 3.25% or a Base Rate (determined by certain base rates such as Prime, Federal Funds Effective Rate or Base CD rate) plus a margin of 0% to 1.5%, depending on the Company’s adjusted leverage ratio (as defined by the Line). The Line is secured by substantially all of the assets of the Company and requires compliance with certain financial covenants. These financial covenants require the Company at the end of each fiscal quarter to maintain an adjusted leverage ratio and fixed charge coverage ratio as defined by the agreement and to maintain capital expenditures below a specified level. As of October 17, 2006 the Company was in compliance with each of these financial covenants.

The Line prohibits the Company from the following activities: making loans, advances, or other extensions of credit; a 25% change in ownership, consolidation, mergers, or acquisitions; issuing dividends greater than $250,000 in any fiscal year; sell, assign lease, transfer or dispose of any part of the business; incur capital expenditures in excess of $35 million in any year. The Company has obtained a waiver from its financial institution in regards to its merger agreement with Services Acquisition Corp. International. The outstanding balance on the Line was $10.4 million at October 17, 2006 with an interest rate of 8.42%. Additional borrowing availability of $26.9 million was available as of October 17, 2006.

4.	STOCK OPTIONS

Stock Option Plans  —  The Company maintains two stock option plans, the 1994 Stock Incentive Plan (the “1994 Plan”) and the 2001 Equity Incentive Plan (the “2001 Plan”), which provide for granting incentive stock options and non-qualified stock options to employees and certain non-employee directors and consultants. The objectives of these plans include attracting and retaining the best personnel, providing performance incentives, and promoting the success of the Company by providing employees the opportunity to acquire common stock. The 2001 Plan is the only plan with stock option awards available for grant. Under the plans, the Company has reserved 10,600,000 shares of common stock for granting of stock options. Options are granted at an exercise price equal to or greater than the fair market value of the common at the date of the grant. Options remaining under the 1994 Plan generally vest over four years and are exercisable for up to 10 years. Options remaining under the 2001 Plan granted prior to January 1, 2004 vested 20% at date of grant and 20% per year thereafter. Options granted under the 2001 Plan after January 1, 2004 generally vest 25% on the first anniversary of the grant date and 25% per year thereafter. Shares available for grant were 867,660 at October 17, 2006.

Stock Compensation

On June 28, 2006, the Company adopted Statement of Financial Accounting Standard No. 123R, “Share-Based Payment” (“SFAS No. 123R”). See Note 1 for a description of the Company’s adoption of SFAS No. 123R.

The Company uses the Black-Scholes option pricing model to determine the fair value of stock awards. The Company’s valuations are based upon a multiple option valuation approach and forfeitures are estimated at the time of grant. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, such as expected life. The Company’s employee stock options have characteristics significantly different from those of traded options and changes in the subjective input assumptions can materially affect the fair value estimate.

JAMBA JUICE COMPANY AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

The following are the weighted-average assumptions used to value option grants:

	October 17, 2006	October 18, 2005
Risk-free interest rate	4.7-5.0%	4.2-4.4%
Expected life of option after vesting date	2 years	2 years
Expected volatility	37.9%	0%
Expected dividend yield	0%	0%

The weighted-average fair value of options granted during the 16 weeks ended October 17, 2006 and October 18, 2005 was $1.51 and $0.59, respectively.

The Company recognized total share-based compensation expense of $83,000 for the 16 weeks ended October 17, 2006, which was recorded in general and administrative expenses. Compensation costs related to share-based compensation are amortized over the vesting period. At October 17, 2006, there was $0 of unrecognized compensation cost as all option grants during the 16 weeks ended October 17, 2006 were fully vested.

General Stock Information

A summary of all stock option transactions for both plans is as follows as of October 17, 2006 (shares in thousands):

	Number of Options	Weighted Average Exercise Price
Options outstanding – beginning of fiscal year	6,238	$2.87
Options granted	55	6.03
Options exercised	(152)	2.08
Options canceled	(188)	3.92

Options outstanding – end of period	5,953	$2.88

Options exercisable – end of period	3,980	$2.31

The aggregate intrinsic value of options exercised during the 16 weeks ended October 17, 2006 and October 18, 2005 was $0.6 million and $0.1 million, respectively.

Information on options outstanding and options exercisable at October 17, 2006 is as follows (shares in thousands):

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.45 - $0.65	82	1.02	$0.63	82	$0.63
$1.86 - $1.95	2,292	5.87	1.94	2,253	1.94
$2.13 - $2.61	1,734	6.92	2.28	1,108	2.26
$4.00	1,181	8.26	4.00	482	4.00
$5.84 - $6.03	664	9.51	5.99	55	6.03

	5,953	6.99	$2.88	3,980	$2.31

JAMBA JUICE COMPANY AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

The aggregate intrinsic value of options outstanding and exercisable at October 17, 2006 was $18.7 million and $14.8 million, respectively.

In October 2005, the board of directors of the Company approved accelerated stock option vesting for certain level of employees upon a change of control. The accelerated vesting applies to all Jamba Juice option holders who are District Managers, Support Center Managers, Department or Regional Directors and Vice Presidents and above. There are 114 employees who are eligible for acceleration as of November 22, 2006. The total number of accelerated shares held by those employees eligible for acceleration is 1,054,325. The estimated intrinsic value of the options with the acceleration feature is $2.7 million. The intrinsic value at the time of grant was $0. The Company will be required to record compensation expense in accordance with FIN 44, “Accounting for Certain Transactions Involving Stock Compensation – an Interpretation of APB No. 25,” if an employee is able to exercise an award that otherwise would have expired unexercisable pursuant to the award’s original terms.

5.	OTHER COMMITMENTS AND CONTINGENCIES

In January 2006, a lawsuit was filed against the Company by Foodie Partners in the Federal Court in Texas (E. Dist. Texas, Civ. No. 2:06-cv-012). The lawsuit alleges infringement of U.S. Patent No. 5,950,448. The patent in question describes dispensing and combining refrigerated source liquids, ice, and flavoring additives to create a “smoothie” type beverage, and is generally directed to locating various ingredients (source liquids, flavor additives, ice) as well as processing mechanisms (blender, beverage tap, sink, etc.) in relation to specific locations. The plaintiffs seek injunctive relief, damages, and attorney’s fees and costs. Due to the early status of this case, the Company cannot estimate the possible loss to the Company, if any. Based on a preliminary analysis, the Company believes the claims are without merit and intends to vigorously defend the lawsuit.

The Company is also a defendant in certain litigation arising in the normal course of business. In the opinion of management, the ultimate resolution of such litigation will not have a material effect on the consolidated financial statements.

6.	PENDING TRANSACTION

On March 10, 2006, the Company entered into a merger agreement with Services Acquisition Corp. International (“SACI”) whereby SACI will acquire all the outstanding common and preferred stock of the Company for approximately $265 million.

A transaction fee of approximately $2.7 million, will be payable to the Company’s financial advisor upon the successful closing of the merger.